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EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-152069 on Form S-3 of our reports dated (i) November 20, 2008 (June 5, 2009 as to Notes 1, 4, 10 and 25 for the retrospective adjustment of the financial statements for a change in reportable segments), relating to the consolidated and combined financial statements of Tyco Electronics Ltd. and subsidiaries (which report expresses an unqualified opinion on the financial statements and financial statement schedule and includes explanatory paragraphs referring to a) related party transactions with Tyco International Ltd. and allocations of corporate overhead, net class action settlement costs, other expenses, debt and related interest expense from Tyco International which may not be reflective of the actual level of costs or debt which would have been incurred had Tyco Electronics operated as a separate entity apart from Tyco International, b) the adoption of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109, c) the adoption of Statement of Financial Accounting Standards No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans—an amendment of FASB Statements No. 87, 88, 106, and 132(R) , in 2007, d) certain guarantee commitments with Tyco International and Covidien Ltd. and e) the retrospective adjustment of the notes to the consolidated and combined financial statements for a change in reportable segments) and (ii) November 20, 2008 relating to the effectiveness of Tyco Electronics Ltd. and subsidiaries' internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in the Current Report on Form 8-K dated June 5, 2009 of Tyco Electronics Ltd. for the year ended September 26, 2008, and to the references to us under the heading "Experts" in the prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
June 26, 2009

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  EXHIBIT 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM